EXHIBIT 21.1



                  SUBSIDIARIES OF SMALL BUSINESS ISSUER




          NAME           STATE OF INCORPORATION       DATE INCORPORATED
          ----           ----------------------       -----------------


Esesis Environmental Corp.       Texas                  July 10, 2002